Exhibit 4.37

SECOND AMENDMENT TO THE IMPLEMENTATION AGREEMENT

This Second Amendment Agreement (the “Second Amendment Agreement”) to the implementation agreement dated 25 April 2018, as amended by the first amendment to the implementation agreement dated August 31, 2020 (“Implementation Agreement”), is entered into on November 19, 2020 at New Delhi, India, among:

(1)	BHARTI INFRATEL LIMITED, a company incorporated in India under the Companies Act, 1956, and having its registered office at 901, Park Centra, Sector – 30, NH – 8, Gurugram, Haryana – 122001, India and corporate office at Bharti Crescent, 1 Nelson Mandela Road, Vasant Kunj, Phase II, New Delhi – 110 070, Delhi, India (“BIL”);

(2)	THE PERSONS LISTED IN PART A OF SCHEDULE 1 OF THE IMPLEMENTATION AGREEMENT (collectively, the “VIL Promoters”);

(3)	THE PERSONS LISTED IN PART B OF SCHEDULE 1 OF THE IMPLEMENTATION AGREEMENT (collectively, the “BIL Promoters”);

(4)	VODAFONE IDEA LIMITED, a company incorporated in India under the Companies Act, 1956, and having its registered office at Suman Tower, Plot No. 18, Sector –11, Gandhinagar – 382 011, Gujarat, India (“Vodafone Idea”);

(5)	INDUS TOWERS LIMITED, a company incorporated in India under the Companies Act, 1956, and having its registered office at Building No.10, Tower-A, 4th Floor, DLF Cyber City, Gurugram 122002, Haryana, India (“Indus”); and

(6)	VODAFONE INTERNATIONAL HOLDINGS B.V., a company incorporated in the Netherlands, and having its registered office at Rivium Quadrant 173, 2909 LC Capelle aan den IJssel, the Netherlands (“Vodafone Confirming Party”).

BIL, the VIL Promoters, the BIL Promoters, Vodafone Idea and Indus are collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS:

(A)	The Parties have entered into the Implementation Agreement in connection with the proposed merger of Indus with BIL through a scheme of amalgamation and arrangement under Sections 230 to 232 of the Act (the “Merger Scheme”), which prescribes certain conditions precedent for the Merger Scheme to become effective.

(B)	The Parties have now agreed certain revised terms and conditions on which the Transaction will be undertaken and implemented and are entering into this Second Amendment Agreement to make necessary amendments to the Implementation Agreement in accordance with Clause 16.5 of the Implementation Agreement.

(C)	Capitalised words and expressions used but not defined herein shall have the same meaning as assigned to them under the Implementation Agreement and references to Clauses shall mean Clauses of the Implementation Agreement.

NOW THEREFORE THE PARTIES HEREBY AGREE TO AMEND THE IMPLEMENTATION AGREEMENT AS FOLLOWS:

1.	AMENDMENTS TO THE IMPLEMENTATION AGREEMENT

(a)	In Clause 1.1 (Definitions), the definition of “BIL EBITDA” shall be, and is hereby, substituted in its entirety by the following

““BIL EBITDA” means the sum of INR 31,335 million (Rupees thirty one thousand three hundred and thirty five million) for BIL on a standalone basis and 42% of the Indus EBITDA, as increased by an addition of 50% of INR 221 million being the amount of provision for doubtful debts within BIL standalone EBITDA as at 31 March 2020.”

(b)	In Clause 1 of Schedule 9, the definition of “BIL Sale EBITDA” shall be, and is hereby, substituted in its entirety by the following

“BIL Sale EBITDA” means the sum of INR 31,335 Million (Rupees thirty one thousand three hundred and thirty five million) for BIL on a standalone basis and 42% of the Indus Sale EBITDA, as increased by an addition of 50% of INR 221 Million being the amount of provision for doubtful debts within BIL standalone EBITDA as at 31 March 2020.”

(c)	In Paragraph 2.2 of Part B of Schedule 4 (Pre-Closing Adjustments) to the Implementation Agreement, the following adjustment (l) shall be, and is hereby, inserted after (k):

“(l) An asset shall be recognised of an amount of INR 522 Million as provision for doubtful debts (“PDD”) as of September 30, 2020 (BIL standalone basis) for Airtel and Vodafone Idea”

(d)	In Paragraph 3.2 of Part B of Schedule 4 (Pre-Closing Adjustments) to the Implementation Agreement, the adjustment (e) shall be, and is hereby, substituted in its entirety by the following.

“(e) An asset shall be recognised of an amount of INR 3,792 Million as provision for doubtful debts (“PDD”) as of September 30, 2020 for Airtel and Vodafone Idea”

(e)	In Paragraph 2.2 of Part B of Appendix A of Schedule 9 (Terms and Conditions Applicable to Idea Cash Election) to the Implementation Agreement, the adjustment (d) shall be, and is hereby, substituted in its entirety by the following.

“(d) An asset shall be recognised of an amount of INR 3,792 Million as provision for doubtful debts (“PDD”) as of September 30, 2020 for Airtel and Vodafone Idea”

(f)	In Paragraph 2.2 of Part C of Appendix A of Schedule 9 (Terms and Conditions Applicable to Idea Cash Election) to the Implementation Agreement, the following adjustment (k) shall be, and is hereby, inserted after (j).

“(k) An asset shall be recognised of an amount of INR 522 Million as provision for doubtful debts (“PDD”) as of September 30, 2020 (BIL standalone basis) for Airtel and Vodafone Idea”

(g)	Clause 6.5.3 (Key Employees) shall be, and is hereby, substituted in its entirety by the following.

“Manish Dawar shall be appointed as the Chief Financial Officer of the Merged Entity with effect from the Closing Date.”

2.	FULL FORCE AND EFFECT

This Second Amendment Agreement shall be effective from the date hereof, and shall be read together with, and as a part of, the Implementation Agreement. Except as amended hereby, all of the terms and conditions of the Implementation Agreement shall remain in full force and effect.

3.	COUNTERPARTS

This Second Amendment Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument, but shall not be effective until each Party has executed at least one counterpart. Further, the delivery of a PDF format copy of an executed signature page with the same force and effect as the delivery of an originally executed signature page.

4.	GOVERNING LAW AND DISPUTE RESOLUTION

This Second Amendment Agreement shall be governed by and construed in accordance with Laws of India. Any dispute or difference arising out of or in connection with this Second Amendment Agreement shall be resolved in the manner provided in Clauses 16.8 (Consultation) and 16.9 (Arbitration) of the Implementation Agreement, mutatis mutandis.

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In witness whereof, this Second Amendment Agreement has been entered into on the date and year first above written.

For and on behalf of Bharti Infratel Limited

/s/ Akhil Gupta
Name: Akhil Gupta
Title: Chairman

For and on behalf of Bharti Airtel Limited

/s/ Sameer Chugh
Name: Sameer Chugh
Title:

For and on behalf of Nettle Infrastructure Investments Limited

/s/ Sameer Chugh
Name: Sameer Chugh
Title:

[Signature Page to the Second Amendment to the Implementation Agreement]

For and on behalf of Al-Amin Investments Limited

/s/ Gerhardus A van Niekerk
Name: Gerhardus A van Niekerk
Title: Director

For and on behalf of Asian Telecommunication Investments (Mauritius) Limited

/s/ Gerhardus A van Niekerk
Name: Gerhardus A van Niekerk
Title: Director

For and on behalf of CCII (Mauritius), Inc.

/s/ Gerhardus A van Niekerk
Name: Gerhardus A van Niekerk
Title: Director

For and on behalf of Euro Pacific Securities Ltd

/s/ Gerhardus A van Niekerk
Name: Gerhardus A van Niekerk
Title: Director

[Signature Page to the Second Amendment to the Implementation Agreement]

For and on behalf of Vodafone Telecommunications (India) Limited

/s/ Gerhardus A van Niekerk
Name: Gerhardus A van Niekerk
Title: Director

For and on behalf of Mobilvest

/s/ Gerhardus A van Niekerk
Name: Gerhardus A van Niekerk
Title: Director

For and on behalf of Prime Metals Ltd

/s/ Gerhardus A van Niekerk
Name: Gerhardus A van Niekerk
Title: Director

For and on behalf of Trans Crystal Ltd

/s/ Gerhardus A van Niekerk
Name: Gerhardus A van Niekerk
Title: Director

[Signature Page to the Second Amendment to the Implementation Agreement]

For and on behalf of Omega Telecom Holdings Private Limited

/s/ Priyanka Sinha
Name: Priyanka Sinha
Title: Director

For and on behalf of Usha Martin Telematics Limited

/s/ Priyanka Sinha
Name: Priyanka Sinha
Title: Director

[Signature Page to the Second Amendment to the Implementation Agreement]

For and on behalf of

Vodafone Idea Limited

/s/ Ravinder Takker
Name:
Title:

[Signature Page to the Second Amendment to the Implementation Agreement]

For and on behalf of Indus Towers Limited

/s/ Rajinder Kumar
Name: Rajinder Kumar
Title: Chief of Legal & Company Secretary

[Signature Page to the Second Amendment to the Implementation Agreement]

For and on behalf of Vodafone International Holdings B.V.

/s/ M Buckers	/s/ L.R.M. Kraan
Name: M Buckers	Name: L.R.M. Kraan
Title: Director	Title: Director

[Signature Page to the Second Amendment to the Implementation Agreement]